                                                                    Exhibit 4.2

NUMBER                           [2CONNECT LOGO]                          UNITS

                                                                          CUSIP


      UNITS CONSISTING OF THREE SHARES OF COMMON STOCK, $.01 PAR VALUE,
                    AND ONE COMMON STOCK PURCHASE WARRANT


THIS CERTIFIES that





is the registered owner of                                           Units

as described above, transferable on the books of 2Connect Express, Inc. ("Corporation") by the holder hereof in person or by duly authorized Attorney upon surrender of this Unit Certificate properly endorsed.

   Each Unit consists of three shares of Common Stock, $.01 par value ("Common Stock"), and one Common Stock Purchase Warrant ("Warrant") to purchase one share of Common Stock of the Corporation. The Common Stock and Warrant constituting a Unit are not transferable separately prior to [1 yr. from prospectus date] (the "Separation Date"), at which time the Units will automatically terminate. Commencing on the Separation Date, American Stock Transfer & Trust Company, the Transfer Agent and Registrar for the Units, will separate all of the Units at which time the holder hereof may continue to hold (and trade, if desired) the Common Stock, in the form such Common Stock is then evidenced, and the holder hereof may for a period of sixty days from the Separation Date exercise the Warrant to purchase one share of Common Stock at an exercise price of $4.00 per share, which exercise price is subject to adjustment under certain circumstances. The Warrant will automatically expire 60 days from the Separation Date.

   The Warrants are issued under and the rights represented hereby are subject to the terms and provisions set forth in a Warrant Agreement dated as
of [    ] between the Corporation and American Stock Transfer & Trust Company,
as Warrant Agent, to all terms and provisions of which the registered holder hereof, by acceptance hereof, assents. Reference is hereby made to said Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holder hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Corporation thereunder.
Copies of said Warrant Agreement are on file at the office of said Warrant
Agent.

   This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrant.

   WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:                                             2 CONNECT EXPRESS, INC.

        ATTEST:                                By:

        /s/ Kevin Killoran                         /s/ Marc D. Fishman
        -----------------------------              -----------------------------
        Kevin Killoran    Secretary                Marc D. Fishman   President


                              [2CONNECT EXPRESS, INC.
                                     CORPORATE
                                       SEAL]


COUNTERSIGNED AND REGISTERED:
 AMERICAN STOCK TRANSFER & TRUST COMPANY
              (New York, New York)    TRANSFER AGENT
                                       AND REGISTRAR




                                 AUTHORIZED SIGNATURE
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The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM --  as tenants in common
TEN ENT --  as tenants by the entireties
JT TEN  --  as joint tenants with right of
            survivorship and not as tenants
            in common


UNIF GIFT MIN ACT -- _______________ Custodian _________________
                          (Cust)                    (Minor)

                     under Uniform Gifts to Minors Act _________________________
                                                               (State)

   Additional abbreviations may also be used though not in the above list.


For Value Received, ______________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

______________________________________


________________________________________________________________________________

 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said units on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________________



________________________________________________________________________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.



SIGNATURE(S) GUARANTEED: _______________________________________________________
                         THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS
                         AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
                         MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
                         MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.